MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                    PASS-THROUGH CERTIFICATES, SERIES 1995-2

                   THE CIT GROUP SECURITIZATION CORPORATION II
                                    (SELLER)

                                                               November 14, 1995

                             UNDERWRITING AGREEMENT

CS FIRST BOSTON CORPORATION,
 as Representative of the

Several Underwriters (the "Representative"),
Park Avenue Plaza
New York, New York  10055

Dear Sirs:

     1. Introductory. The CIT Group Securitization Corporation II, a Delaware corporation (the "Seller") and a wholly-owned limited-purpose finance subsidiary of The CIT Group Holdings, Inc., a Delaware corporation ("CIT" or the "Guarantor"), and CIT (collectively, the "Registrants") have previously filed a registration statement with the Securities and Exchange Commission relating to the issuance and sale from time to time of up to $500,000,000 of manufactured housing contract pass-through certificates, all or a portion of which may be supported by a limited guarantee of CIT. Each of such certificates and the limited guarantee of CIT are registered under the registration statement referred to in Section 2(a) (collectively, the "Registered Securities") and the Seller has authorized the issuance and sale of $36,263,000 principal amount of Class A-1 Certificates, $35,456,000 principal amount of Class A-2 Certificates, $24,434,000 principal amount of Class A-3 Certificates, $65,200,000 principal amount of Class A-4 Certificates, $15,936,000 principal amount of Class A-5 Certificates and $21,912,194 principal amount of the Class B Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1995-2 (collectively, the "Certificates") evidencing interests in certain manufactured housing installment sales contracts and installment loan agreements (the "Contracts"). The Certificates will be issued under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of November 1, 1995 among the Seller, The CIT Group/Sales Financing, Inc. ( "CITSF" or the "Servicer") and Harris Trust & Savings Bank, as trustee (the "Trustee"). The Certificates will evidence specified interests in a pool of Contracts (the "Contract Pool") and certain other property held in trust with respect to such Certificates. In connection with

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the offering of the Certificates, CIT is entering into a Limited Guarantee (the
"Limited Guarantee," and together with the Certificates, the "Offered Securities") guaranteeing certain payments in respect of the Class B Certificates. The Contracts and certain other assets of a Trust (the "Trust") will be sold by CITSF to the Seller pursuant to a Purchase Agreement (the "Purchase Agreement") to be dated as of November 1, 1995 between CITSF and the Seller and, in turn, by the Seller to the Trust pursuant to the Pooling and Servicing Agreement. Certain of the Contracts and other property sold by CITSF to the Seller will first be purchased by CITSF from The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") pursuant to a Purchase Agreement to be dated as of November 1, 1995 (the "CITCF-NY Sale Agreement") between CITCF-NY and CITSF.

     The firm or firms listed on the attached Schedule I hereto which agreed to purchase the Certificates are hereinafter referred to as the Underwriters (the "Underwriters") of such Certificates, and the representative of the Underwriters to whom this Underwriting Agreement (the "Agreement") is addressed is hereinafter referred to as the Representative (the "Representative").

     Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Pooling and Servicing Agreement.

     2. Representations and Warranties of the Seller, the Guarantor and CITSF. Each of the Seller, the Guarantor and CITSF, jointly and severally, represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the date of the purchase and sale of the Certificates pursuant to Section 3 hereof (the "Closing Date") that:

     (a) A registration statement on Form S-3 and Form S-11 (No. 33-85224), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Offered Securities as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." A "preliminary prospectus" means any form of prospectus, including any prospectus supplement, relating to the Offered Securities used prior to the date of this Agreement that is subject to completion.

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     (b) On the effective date of the registration statement relating to the
Registered Securities, such registration statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement the Registration Statement and the preliminary prospectus conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Seller by any Underwriter through the Representative specifically for use therein. The Seller, CITSF and the Guarantor hereby acknowledge that any information furnished by any of the Underwriters specifically for use in the Registration Statement, any preliminary prospectus or the Prospectus is the Underwriters' Information (as defined in Section 7(a)).

     (c) CIT meets the requirements for use of Form S-3 under the Act.

     (d) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder.

     (e) Each of the Seller, the Guarantor and CITSF have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware. CITCF-NY has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. Each of the Seller, the Guarantor, CITSF and CITCF-NY have with corporate power and authority to own, lease and operate their respective properties and conduct their respective businesses as described or incorporated in the Prospectus and to enter into and perform their obligations under each of the Basic Documents (as defined below) to which it is a party; and each of the Seller, the Guarantor, CITSF and CITCF-NY is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would

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have a material adverse effect on its respective business, properties, assets, or condition (financial or other) or on its ability to perform its obligations under any of the Basic Documents to which it is a party. "Basic Documents" means this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the CITCF-NY Sale Agreement, the Limited Guarantee and the Certificate Depository Agreement.

     (f) The Seller is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Seller or which might materially and adversely affect the properties or assets thereof or the ability to perform its obligations under any of the Basic Documents to which it is a party.

     (g) Neither the Guarantor, CITSF nor CITCF-NY is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its respective properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of either the Guarantor or CITSF or which might materially and adversely affect the properties or assets thereof or their ability to perform its obligations under any of the Basic Documents to which it is a party.

     (h) The execution and delivery by the Seller on the Closing Date of the Basic Documents to which it is a party and the performance of its obligations thereunder will be within the corporate power of the Seller and duly authorized by all necessary corporate action on the part of the Seller on and as of the Closing Date; and neither the issuance and sale of the Certificates to the Underwriters, nor the execution and delivery by the Seller of the Basic Documents to which it is a party, nor the consummation by the Seller of the transactions therein contemplated, nor compliance by the Seller with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller or any of the provisions of any indenture, mortgage, contract or other instrument to which the Seller is a party or by which the Seller is bound or result in the creation or

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imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

     (i) The execution and delivery by each of the Guarantor, CITSF and CITCF-NY on and as of the Closing Date of any of the Basic Documents to which it is a party and the performance of its obligations thereunder, will be within the corporate power of each of the Guarantor, CITSF and CITCF-NY and duly authorized by all necessary corporate action on the part of each of the Guarantor, CITSF and CITCF-NY on and as of the Closing Date; and neither the issuance and sale of the Certificates to the Underwriters, nor the execution and delivery by the Guarantor, CITSF and CITCF-NY of any of the Basic Documents to which it is a party, nor the consummation by the Guarantor, CITSF and CITCF-NY of the transactions therein contemplated, nor compliance by the Guarantor, CITSF and CITCF-NY with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Guarantor, CITSF or CITCF-NY or their respective properties or the certificate of incorporation or by-laws of the Guarantor, CITSF or CITCF-NY, or any of the provisions of any material indenture, mortgage, contract or other instrument to which the Guarantor, CITSF or CITCF-NY is a party or by which the Guarantor, CITSF or CITCF-NY is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of their respective property pursuant to the terms of any such material indenture, mortgage, contract or other instrument.

     (j) This Agreement has been duly authorized, executed and delivered by each of the Seller, the Guarantor and CITSF, and it constitutes a legal, valid and binding instrument enforceable against each of the Seller, the Guarantor and CITSF in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

     (k) The Pooling and Servicing Agreement and the Purchase Agreement when executed and delivered on the Closing Date and, in the case of the Pooling and Servicing Agreement when executed and delivered by the Trustee, will be duly authorized, executed and delivered by each of the Seller and CITSF, and each will constitute a legal, valid and binding instrument enforceable against each of the Seller and CITSF in accordance with its terms, subject (i) to applicable bankruptcy,

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reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (l) The Limited Guarantee when executed and delivered on the Closing Date will be duly authorized, executed and delivered by the Guarantor and it constitutes a legal, valid and binding instrument enforceable against the Guarantor in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Limited Guarantee is a senior, general, unsecured obligation of CIT that ranks pari passu with all other senior, general, unsecured obligations of CIT.

     (m) The Certificates, when duly and validly authorized by the Registrants, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

     (n) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by any of the Seller, the Guarantor, CITSF and CITCF-NY of the transactions contemplated by any of the Basic Documents to which it is a party, except such as may be required under the Act, the Rules and Regulations, or state securities or Blue Sky laws.

     (o) The Seller, the Guarantor, CITSF and CITCF-NY each possess all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them and as described in the Prospectus, other than such licenses, certificates, authorities or permits the failure of which to possess would not have a material adverse effect on the interests of Certificateholders under the Pooling and Servicing Agreement or the Limited Guarantee, and neither the Seller, the Guarantor, CITSF nor CITCF-NY have received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of any of the Seller, the Guarantor, CITSF or CITCF-NY or their ability to perform

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their respective obligations under any of the Basic Documents to which it is a party.

     (p) As of the Closing Date, the Contracts and related property will have been duly and validly assigned to the Trustee in accordance with the Basic Documents; and when such assignment is effected, a duly and validly perfected transfer of all such Initial Contracts subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Seller, the Guarantor, CITSF or CITCF-NY will have occurred.

     (q) As of the Closing Date, each of the Contracts will meet the eligibility criteria described in the Prospectus.

     (r) The financial statements of CIT included or incorporated in the Registration Statement and Prospectus present fairly the financial position of CIT and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any schedules included in the Registration Statement present fairly the information required to be stated therein.

     (s) The chief executive office of each of the Seller, CITSF and CITCF-NY is listed opposite its name on Schedule II hereto, which office is the place where it is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code as in effect in the State of New York, and the offices of each of the Seller, CITSF and CITCF-NY where it keeps its respective records concerning the Contracts are also listed in said Schedule opposite its name and there have been no other such locations during the four months preceding the Closing Date.

     (t) Except as disclosed or incorporated by reference in the Prospectus, since the date of the latest audited financial statements of CIT included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event which is reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of CIT and its subsidiaries taken as a whole.

     (u) Neither the Seller, the Guarantor nor CITSF nor the Trust Fund created by the Pooling and Servicing Agreement will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

     (v) In connection with the offering of the Offered Securities in the State of Florida, the Seller hereby certifies

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that they have complied with all provisions of Section 5.17.075 of the Florida
Securities and Investor Protection Act.

     (w) As of the Closing Date, each of the respective representations and warranties of the Seller, CITSF and CITCF-NY set forth in the Basic Documents will be true and correct, and the Underwriters may rely on such representations and warranties as if they were set forth herein in full.

     (w) The Seller has filed the preliminary prospectus supplement relating to the Certificates pursuant to and in accordance with Rule 424(b).

     3. Purchase, Sale and Delivery of Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Seller, the aggregate principal amounts of the Class of Certificates set forth opposite the name of such Underwriters in Schedule I hereto at a purchase price equal to the "Price $" specified for such Class of Certificates opposite the name of such Underwriter on Schedule I hereto with respect to such Class of Certificates plus accrued interest at the Remittance Rate for such Class of Certificates calculated from (and including) November 21, 1995, to (but excluding) the Closing Date.

     Against payment of the purchase price by wire transfer of immediately available funds to the Seller, or to such bank as may be designated by the Seller, the Seller will deliver the Certificates to the Representative, for the account of the Underwriters, at the office of Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022 on November 21, 1995 at 10:00 a.m., New York City time, or at such other time not later than seven full business days thereafter as the Representative and the Seller determine, such time being herein referred to as the "Closing Date." The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances set forth in the Pooling and Servicing Agreement. The certificates evidencing the Certificates will be made available for checking and packaging at the offices of Schulte Roth & Zabel at least 24 hours prior to the Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

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     5. Covenants of the Seller, the Guarantor and CITSF. Each of the Seller,
the Guarantor and CITSF, jointly and severally, covenants and agrees with the several Underwriters that:

     (a) The Registrants will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Registrants will advise the Representative promptly of any such filing pursuant to Rule 424(b).

     (b) The Registrants will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect any such amendment or supplementation without the Representative's consent which consent shall not be unreasonably withheld; and the Registrants will also advise the Representative promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (c) The Registrants will arrange for the qualification of the Offered Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may reasonably designate and will continue such qualifications in effect so long as necessary under such laws for the distribution of such Offered Securities, provided that in connection therewith the Registrants shall not be required to qualify as a foreign corporation to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

     (d) If, at any time when a prospectus relating to the Offered Securities is required to be delivered by law in connection with sales by any Underwriter or dealer, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Registrants will promptly notify the Representative and will promptly prepare and file with the Commission, at their own expense, an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such

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compliance. Neither the consent of the Representative to, nor the Underwriters'
delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

     (e) The Registrants will provide to the Trust, to be made to make generally available to Certificateholders by the Trust, as soon as practicable, but no later than sixteen months after the date hereof, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of
Section 11(a) of the Act (including Rule 158 promulgated thereunder).

     (f) The Registrants will furnish to each of the Underwriters copies of the Registration Statement (two of which will be signed and include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

     (g) So long as any of the Certificates are outstanding, the Seller, the Guarantor or CITSF, as the case may be, will furnish to the Representative copies of all written reports or other written communications (financial or otherwise) furnished or made available to Certificateholders, and deliver to the Representative during such same period, (i) as soon as they are available, copies of any reports and financial statements filed by or on behalf of the Trust by the Registrants with the Commission pursuant to the 1934 Act, (ii) CIT will furnish to the Representative and, upon request, to each of the other Underwriters, (a) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year and (b) as soon as available, a copy of each report and any definitive proxy statement of CIT filed with the Commission under the 1934 Act, and (iii) such additional information concerning the Seller, the Guarantor (which is not confidential relating to the ability of CIT to meet its obligations under the Limited Guarantee) or CITSF (relating to the Contracts, the servicing thereof or the ability of CITSF to act as Servicer), the Certificates, the Limited Guarantee or the Trust as the Representative may reasonably request from time to time.

     (h) Whether or not the transactions contemplated by this Agreement are consummated, the Seller, the Guarantor and CITSF will pay or cause to be paid all costs and expenses

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incident to the performance of their respective obligations hereunder, including
(i) the preparation, issuance and delivery of the Certificates, (ii) any fees charged by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Structured Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies") for the rating of the Certificates, (iii) the expenses incurred in printing, reproducing and distributing the registration statement as filed, the Registration Statement, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto required pursuant to Section 5(d) hereof), (iv) the fees and disbursements of counsel to the Seller, the Guarantor and CITSF and the independent public accountants of the Seller, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees of DTC in connection with the book-entry registration of the Certificates, (vii) the reasonable expenses of the Representative including the reasonable fees and disbursements of its counsel, in connection with the initial qualification of the Offered Securities for sale in the jurisdictions that the Representative may designate pursuant to
Section 5(c) hereof and in connection with the preparation of any blue sky survey and legal investment survey and (viii) the printing and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Basic Documents. Subject to Section 8 hereof, the Underwriters shall be responsible for their own costs and expenses, including the fees and expenses of their counsel (other than the reasonable expenses of the Representative including the reasonable fees and disbursements of its counsel, in connection with the initial qualification of the Offered Securities for sale in the jurisdictions that the Representative may designate pursuant to Section 5(c) hereof and in connection with the preparation of any blue sky survey and legal investment survey).

     (i) On or before the Closing Date, the Seller, CITSF and CITCF-NY shall cause each of their respective books and records (including any computer records) relating to the Contracts to be marked to show the Trust's absolute ownership of the Contracts, and from and after the Closing Date neither the Seller nor CITSF, as Servicer, shall take any action inconsistent with the Trust's ownership of such Contracts, other than as permitted by the Pooling and Servicing Agreement.

     (j) Until the retirement of the Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Seller or CITSF will deliver to the Representative the certified public accountants' annual statements of compliance furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee.

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     (k) To the extent, if any, that either of the ratings provided with respect to the Certificates by either Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Guarantor, CITSF or CITCF-NY, as the case may be, shall furnish any such documents and take any such other actions as may be required to satisfy such conditions. A copy of such document shall be provided to the Representative at the time it is delivered to the Rating Agencies.

     (l) The Seller will prepare, or cause to be prepared, and file, or cause to be filed, a timely election to treat the Contract Pool as a "real estate mortgage investment conduit" ("REMIC") as such terms defined in the Internal Revenue Code of 1986, as amended (the "Code"), for Federal income tax purposes.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Seller, the Guarantor and CITSF, and contained or incorporated herein, to the accuracy of the statements of officers of the Seller, the Guarantor and CITSF made pursuant to the provisions hereof, to the performance by the Seller, the Guarantor and CITSF of its obligations hereunder and to the following additional conditions precedent:

     (a) On or prior to the date hereof, the Seller and the Representative shall have received an agreed-upon procedures letter, dated as of the date of this Agreement, of KPMG Peat Marwick LLP substantially in the form of the draft to which the Representative has previously agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters.

     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. On or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Registrants, shall be contemplated by the Commission.

     (c) The Representative shall have received an officer's certificate, dated the Closing Date, executed by any two of the President, any Vice President, the principal financial or the principal accounting officer of (i) the Seller representing and warranting that, as of the Closing Date, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of the Seller in this Agreement and the other Basic Documents to which it is a party are true and correct, that the Seller has complied with

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all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (ii) CITSF in which such officers shall state that, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of CITSF in this Agreement and the other Basic Documents to which it is a party are true and correct and that CITSF has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder and
(iii) the Guarantor representing and warranting that, as of the Closing Date, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of the Guarantor in this Agreement and the other Basic Documents to which it is a party are true and correct, that the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

     (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, CIT (in its capacity as Guarantor), CITSF or CITCF-NY which, in the judgment of a majority in interest of the Underwriters (including the Representative), materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates; (ii) any downgrading in the rating of any debt securities of CIT or CITSF or any of their direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange;
(iv) any banking moratorium declared by Federal, New Jersey or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the

Representative), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

     (e) The Representative shall have received a written opinion of in-house General Counsel of the Seller, CITSF and CITCF-NY, or other counsel satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative such counsel's written opinion, dated the Closing Date, in substantially the form set forth below, with such changes therein as the Representative and counsel for the Underwriters shall reasonably agree:

          (i) The Seller and CITSF have each been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware. CITCF-NY has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York.

          (ii) The Seller, CITSF and CITCF-NY each have the corporate power and corporate authority to carry on their respective businesses as described in the Prospectus and to own and operate their respective properties in connection therewith.

          (iii) The Seller, CITSF and CITCF-NY are each corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and each has the corporate power to own its assets and to transact the business in which it is currently engaged and to perform their respective obligations under each of the Basic Documents to which it is a party. The Seller, CITSF and CITCF-NY are each qualified to do business as a foreign corporation and each is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller, CITSF or CITCF-NY, respectively or on their ability to perform their respective obligations under the Basic Documents.

          (iv) This Agreement has been duly authorized, executed and delivered by each of the Seller and CITSF, and each is a valid and binding obligation of the Seller and CITSF enforceable against each of the Seller and CITSF in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

          (v) Each of the Basic Documents to which the Seller, CITSF or CITCF-NY is a party has been duly authorized, executed and delivered by the Seller, CITSF and CITCF-NY, as applicable,, and each constitutes a valid and binding obligation of, each of the Seller, CITSF and CITCF-NY , enforceable against each of the Seller, CITSF and CITCF-NY in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (vi) The execution and delivery by each of the Seller, CITSF and CITCF-NY of each of the Basic Documents to which it is a party, the performance of their respective obligations thereunder and the signing of the Registration Statement by the Seller are within the corporate power of the Seller, CITSF and CITCF-NY, as applicable, and have been duly authorized by all necessary corporate action on the part of the Seller, CITSF and CITCF-NY, as applicable; and neither the issue and sale of the Certificates, nor the consummation of the transactions contemplated by the Basic Documents nor the fulfillment of the terms thereof will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Seller, CITSF or CITCF-NY pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Seller, CITSF or CITCF-NY is a party or by which either may be bound or to which the property or assets of the Seller, CITSF or CITCF-NY are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by the Seller, CITSF or CITCF-NY to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Seller, CITSF or CITCF-NY or, to the best of such counsel's knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over the Seller, CITSF or CITCF-NY.

          (vii) The Seller has duly authorized, executed and delivered the written order to the Trustee to execute and deliver the Certificates

          (viii) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New Jersey, New York or federal court or governmental authority or agency is required for the consummation by the Seller, CITSF or CITCF-NY of the transactions contemplated by this Agreement, except such as may be required under the Act or the Rules and Regulations, or state securities or Blue Sky laws.

          (ix) There are no legal or governmental proceedings pending to which the Seller, CITSF or CITCF-NY is a party or of which any property of the Seller, CITSF or CITCF-NY is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of any of the Basic Documents, (2) seeking to prevent the issuance of the Certificates, (3) that could materially and adversely affect the Seller's, CITSF's or CITCF-NY's obligations under any of the Basic Documents or (4) seeking to affect adversely the federal or state income tax attributes of the Certificates.

          (x) Such counsel is familiar with CITSF's and CITCF-NY's standard operating procedures relating to CITSF's and CITCF-NY's acquisition of a perfected first priority security interest in the manufactured homes financed by CITSF and CITCF-NY pursuant to manufactured housing installment sale contracts and installment loan contracts in the ordinary course of CITSF's and CITCF-NY's business. Assuming that CITSF's standard procedures are followed with respect to the perfection of security interests in the manufactured homes securing the Contracts (the "Manufactured Homes") (and such counsel has no reason to believe that either CITSF or CITCF-NY has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Manufactured Homes), CITSF and CITCF-NY have acquired or will acquire a perfected first priority security interest in the Manufactured Homes.

          (xi) The Contracts are (i) chattel paper, as defined in the UCC in the State of New Jersey and/or (ii) Land-Secured Contracts, as defined in the Prospectus.

          (xii) When the Purchase Agreement has been duly executed and delivered by all parties thereto and the purchase price has been paid to CITSF by the Seller in the manner specified in the Purchase Agreement, all of CITSF's right, title and interest in and to the Contracts and any security interests securing the Contracts will have been conveyed to the Seller and the Seller will be the holder of a valid and binding security interest in the Contracts against CITSF.

          (xiii) The form of assignment to be executed and delivered by the Seller to the Trustee pursuant to the Pooling and Servicing Agreement is sufficient in form and substance to convey to the Trustee all of the Seller's right, title and interest in and to the Contracts and any security interests securing the Contracts. When the Basic Documents have each been duly executed and delivered by all parties thereto, the assignment described in the Pooling and Servicing Agreement has been duly executed and delivered to the Trust by the Seller, the purchase price therefor has been paid to the Seller by the Trust in the manner specified in the Pooling and Servicing Agreement, and the Certificates have been duly executed and duly authenticated and delivered by the Trustee to or upon the order of the Seller in accordance with the Pooling and Servicing Agreement, all of the Seller's right, title and interest in and to the Contracts and any security interests securing the Contracts will have been conveyed to the Trust and the Trust will be the holder of a valid and binding security interest in the Contracts against the Seller.

     (f) The Representative shall have received an opinion of in-house General Counsel of the Guarantor or other counsel satisfactory to the Representative in its reasonable judgment, dated the Closing Date, in substantially the form set forth below, with such changes therein as the Representative and counsel for the Underwriters shall reasonably agree:

          (i) The Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and corporate authority to carry on its businesses and own its properties as described or incorporated in the Prospectus and to perform its respective obligations under this Agreement and the Limited Guarantee, and is duly qualified and licensed and in good standing in each jurisdiction where its business requires such qualification or licensing.

          (ii) This Agreement and the Limited Guarantee have been duly authorized, executed and delivered by the Guarantor and each is a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and
     (C) in the case of the enforceability of the Limited Guarantee, as to rights to indemnity thereunder may be limited under applicable law.

          (iii) The signing of the Registration Statement by the Guarantor is within the corporate power of the Guarantor and has been duly authorized by all necessary corporate action on the part of the Guarantor; neither the issue and sale of the Limited Guarantee, nor the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, or the performance by the Guarantor or its obligations under the Limited Guarantee will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Guarantor pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Guarantor is a party or by which it may be bound or to which the property or assets of the Guarantor are subject (which material contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by the Guarantor to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Guarantor or, to the best of such counsel's knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over the Guarantor.

          (iv) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New York or federal court or governmental authority or agency is required for the consummation by the Guarantor of the transactions contemplated by this Agreement or the Limited Guarantee, except such as may be required under the Act or the Rules and Regulations, or state securities or Blue Sky laws.

          (v) There are no legal or governmental proceedings pending to which the Guarantor is a party or of which any property of the Guarantor is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of this Agreement or the Limited Guarantee, (2) seeking to prevent the issuance of the Limited Guarantee,
     (3) that could materially and adversely affect the Guarantor's obligations under this Agreement or the Limited Guarantee or (4) seeking to affect adversely the federal or state income tax attributes of the Certificates.

          (vi) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the Rules and Regulations, except as to the financial statements and other financial and statistical data included therein, to which I do not express any opinion.

          (vii) The conditions to the use by the Guarantor of a registration statement on Form S-3 under the Act as set forth in the General Instructions to Form S-3 have been satisfied with respect to the Registration Statement and the Prospectus. To the best of my knowledge, there are no contracts or documents of the Guarantor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations including any documents incorporated by reference pursuant to Item 12 of Form S-3 which were filed under the 1934 Act which have not been so filed.

          (viii) The Limited Guarantee is a senior, general, unsecured obligation of the Guarantor that ranks pari passu with all other senior, general, unsecured obligations of the Guarantor.

     (g) The Representative shall have received a written opinion of Lowenstein, Sandler, Kohl, Fisher, and Boylan, special local New Jersey counsel for the Guarantor, the Seller and CITSF, dated the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that: the security interest of the Trustee in the Contracts (other than some of the Land Secured Contracts) and in the proceeds (as defined in Section 9-306(1) of the UCC) thereof will be perfected and will constitute a first perfected security interest upon the filing of UCC financing statements adequately describing the Contracts in the offices of the Secretary of State of New Jersey naming the Seller as the debtor and the Trustee as the secured party; provided, however, that (i) for purposes of its opinion in this paragraph such counsel may assume, based solely on certificates of the Seller, that (1) the Seller has good title and is the sole owner and holder of each Contract free and clear of any right of recision, set-off, defense or counterclaim, charges, security interests or other rights or restrictions of any nature and has full right and authority, subject to no agreement with any other party, to sell, pledge and assign the same, (2) immediately prior to conveyance thereof to the Seller, CITSF was the obligee under the Contracts and CITSF has assigned all of its rights, title and interest in the Contracts to the Seller, (3) immediately prior to conveyance thereof to the Seller, CITSF has good title and was the sole owner and holder of each Contract free and clear of any right of rescission, set-off, defense or counterclaim, charges, security interests or other rights or restrictions of any nature and has full right and authority, subject to no agreement with any other party, to sell, pledge and assign the same, (4) no Contract constitutes proceeds of any property subject to a third party's security interest or other lien and (5) that the Seller's chief executive office is, and during the past four months has been, in the State of New Jersey; (ii) for purposes of its opinion in this paragraph, such counsel may assume that (1) the Trustee took the assignment of the Contracts in good faith for value and without notice or knowledge of any adverse claims, liens or encumbrances or of any defense against or claim to the Contracts on the part of any person and (2) the Trustee gave value for the Contracts and CITSF took possession of the Contracts as agent for the Trustee in the ordinary course of the Trustee's business; and (iii) such counsel need express no opinion (1) as to the continuation of a security interest in the Contracts in the event CITSF does not have or relinquishes possession of such Contracts and a subsequent purchaser takes possession without notice of the Trustee's interest, (2) as to the continuation of a security interest in the Contracts if continuation statements are not filed as required by the Pooling and Servicing Agreement and the UCC, (3) as to the priority of any security interest in the Contracts against any liens, claims or other interests that arise by operation of law and do not require any filing or similar action in order to take priority over perfected security interests and
(4) as to the effect of the laws of any other State that may govern the perfection or priority of the security interest in the Contracts by possession. In addition, because it is not practicable to review each of the Contracts, in rendering its opinion, such counsel may assume that each Contract evidences a monetary obligation and a security interest in a Manufactured Home that constituted personal property, and not real property, at the origination thereof.

     (h) The Representative shall have received a written opinion of Schulte Roth & Zabel, special counsel to the Seller, dated the Closing Date, in substantially the form set forth below, with such changes therein as the Representative and counsel for the Underwriters shall reasonably agree:

          (i) The Certificates have been duly authorized and, when executed and authenticated by the Trustee as specified in the Pooling and Servicing Agreement and issued and delivered and paid for as contemplated by this Agreement, will be duly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (ii) The Registration Statement became effective under the Act as of January 5, 1995, Post-Effective Amendment No. 1 became effective under the Act as of February 15, 1995 and Post-Effective Amendment No. 2 became effective under the Act as of November 2, 1995 and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission.

          (iii) The conditions to the use by the Seller of a registration statement on Form S-11 under the Act as set forth in the General Instructions to Form S-11 have been satisfied with respect to the Registration Statement and the Prospectus.

          (iv) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

          (v) The Trust is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus and in this Agreement become, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

          (vi) The statements in the prospectus supplement relating to the Offered Securities, dated November 14, 1995, under the caption "Description of the Certificates," insofar as such statements purport to summarize certain terms of the Certificates and the Basic Documents, present a fair summary of such documents.

          (vii) To the best of such counsel's knowledge, there are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules or Regulations which have not been so filed.

          (viii) The statements in the Prospectus under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

          (ix) The registration statement on Form S-3 and Form S-11 (No. 33-85224) relating to the Registered Securities as of its effective date, the Registration Statement and the Prospectus as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations. Such counsel need express no opinion with respect to the financial statements, the exhibits, annexes and other financial, statistical, numerical or portfolio data, economic conditions or financial condition of the portfolio information included in or incorporated by reference into the registration statement on Form S-3 and Form S-11 (No. 33-85224) relating to the Registered Securities, the Registration Statement, the Prospectus or any amendment or supplement thereto.

     Such counsel shall state that it has participated in conferences with officers and representatives of the Seller, the Guarantor, CITSF and CITCF-NY, counsel to the Guarantor, CITSF and CITCF-NY and officers and representatives of the Underwriters, at which conferences certain of the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility whatsoever for, the factual accuracy, completeness or fairness of the statements contained in the registration statement on Form S-3 and Form S-11 (No. 33-85224) relating to the Registered Securities, the Registration Statement or Prospectus (except as stated in Sections 6(h)(vi) and 6(h)(viii) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Seller, the Guarantor, CITSF and CITCF-NY), no facts have come to their attention that leads such counsel to believe that the registration statement on Form S-3 and Form S-11 (No. 33-85224) relating to the Registered Securities, as of its effective date, the Registration Statement, as of the date of this Agreement, or any amendment thereto, as of its date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on its date contained or on the Closing Date contains, any untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, tables, schedules, exhibits, annexes and other financial, statistical, numerical or portfolio data, economic conditions or financial condition of the portfolio included in or incorporated by reference into, the Registration Statement or Prospectus.

     Said counsel may state that they are admitted to practice only in the State of New York, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriters and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriters and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

     (i) The Representative shall have received an opinion of Stroock & Stroock & Lavan, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Certificates and such other related matters as the Representative shall require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (j) The Representative shall have received an opinion of Seward & Kissel, counsel to the Trustee, dated the Closing Date, in form and in substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

          (i) The Pooling and Servicing Agreement, assuming due authorization, execution and delivery of such document by all other parties thereto, constitutes the legal, valid and binding agreement of the Trustee, except as enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors against the Trustee generally, as such laws would apply in the event of bankruptcy, insolvency, liquidation, receivership or reorganization or any moratorium or similar occurrence affecting the Trustee, and the application of general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii) The Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Pooling & Servicing Agreement.

     (k) The Representative shall have received an opinion of in-house counsel to the Trustee, dated the Closing Date, in form and in substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

          (i) The Trustee is an Illinois banking corporation validly existing under the laws of the state of Illinois and has the full power and authority to enter into, and to take all action required of it, under the Pooling and Servicing Agreement.

          (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee.

          (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against the Trustee under the Pooling and Servicing Agreement before any court, administrative agency or other tribunal (A) asserting the invalidity of the Pooling and Servicing Agreement or the Certificates, or (B) seeking to prevent the issuance of the Certificates or consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or the Certificates, or
     (C) that might materially or adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement and the Certificates.

          (iv) The execution and delivery of the Pooling and Servicing Agreement by the Trustee and the performance by the Trustee of its terms do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (b) the articles of association and by-laws of the Trustee.

          (v) No consent, approval or authorization of, filing or registration with, or notice to, any court or governmental agency or regulatory authority is required for the Trustee in connection with the execution and delivery of, performance under, or compliance with, the Pooling and Servicing Agreement or the Certificates.

     (l) The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates shall each have been rated "Aaa" by Moody's and "AAA" by S&P, the Class A-5 Certificates shall have been rated at least "Aa3" by Moody's and "AA-" by S&P and the Class B Certificates shall have been rated at least "Baa2" by Moody's and "BBB-" by S&P.

     (m) The Representative shall have received evidence satisfactory to it and counsel for the Underwriters that, on or before the Closing Date, UCC-1 financing statements shall have been submitted to the Trustee for filing in the appropriate filing offices reflecting the transfer of the interest in the Contracts and the proceeds thereof (A) from CITCF-NY to CITSF, to the extent such Contracts have been transferred to CITSF from CITCF-NY, (B) from CITSF to the Seller and (C) from the Seller to the Trustee, on behalf of the Trust, or the Trust, as the case may be.

     (n) The Representative shall have received copies of each opinion of counsel delivered to either Rating Agency, together with a letter addressed to the Representative, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

     (o) On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Seller in connection with the issuance and sale of the Certificates as herein contemplated shall in form and substance be satisfactory to the Representative and counsel for the Underwriters.

     7. Indemnification and Contribution. (a) CIT and CITSF will, jointly and severally, indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) CIT and CITSF will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller, the Guarantor or CITSF by any Underwriter through the Representative specifically for use therein it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriters' Information and (ii) CITSF shall not, in connection with any one such action or separate but substantially similar or related transactions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters, which firm shall be designated in accordance with Section 7(c) hereof.

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller, the Guarantor and CITSF against any losses, claims, damages or liabilities to which the Seller, the Guarantor or CITSF may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller, the Guarantor or CITSF by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller, the Guarantor or CITSF in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that (i) the only such information furnished by any Underwriter consists of the information contained under the caption "Underwriting" in the preliminary prospectus supplement relating to the Certificates dated November 10, 1995 and in the prospectus supplement relating to the Certificates dated November 14, 1995 (the "Underwriters' Information") and (ii) the Underwriters shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for each of the Seller, the Guarantor and CITSF, which firm shall be designated in accordance with Section 7(c) hereof.

     (c) Promptly after receipt by an indemnified party under this Section of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect not only the relative benefits received by the Seller, the Guarantor and CITSF on the one hand and the Underwriters on the other from the offering of the Offered Securities but also the relative fault of the Seller, the Guarantor and CITSF on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller, the Guarantor and CITSF on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Seller, the Guarantor and CITSF bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, the Guarantor, CITSF or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Seller, the Guarantor and CITSF under this Section shall be in addition to any liability which the Seller, the Guarantor and CITSF may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, the Guarantor or CITSF, to each officer of the Seller or CITSF who has signed the Registration Statement and to each person, if any, who controls the Seller, the Guarantor or CITSF within the meaning of the Act.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller, the Guarantor and CITSF or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller, the Guarantor, CITSF or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Certificates by the Underwriters is not consummated, the Seller, the Guarantor, CITSF and CITCF-NY shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of the Seller, the Guarantor, CITSF and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clauses (iii), (iv) or
(v) of Section 6(d) hereof, the Seller, the Guarantor and CITSF will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Certificates.

     9. Failure to Purchase the Certificates. If any Underwriter or Underwriters default in their obligations to purchase the principal amount of the Class or Classes of Certificates opposite such Underwriter's name on Schedule I hereto and the aggregate principal amount of such Class or Classes of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Certificates, the Representative may make arrangements satisfactory to the Seller, the Guarantor and CITSF for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the

Certificates that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Class or Classes of Certificates with respect to such default or defaults exceeds 10% of the total principal amount of the Certificates and arrangements satisfactory to the Representative, the Seller, the Guarantor and CITSF for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Seller, the Guarantor or CITSF, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

     10. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to it at CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention:
Transactions Advisory Group (facsimile number (212) 318-0532); if sent to the Seller, will be mailed, delivered or sent by facsimile transmission and confirmed to it at The CIT Group Securitization Corporation II, 650 CIT Drive, Livingston, New Jersey 07039, Attention: James J. Egan, Jr., President (facsimile number (201) 740-5410); if sent to CIT, will be mailed, delivered or sent by facsimile transmission and confirmed to it by The CIT Group Holdings, Inc., 1211 Avenue of the Americas, New York, New York 10036, Attention: Joseph
J. Carrol, Executive Vice President and Chief Financial Officer (facsimile number (212) 536-1971); and if sent to CITSF, will be mailed, delivered or sent by facsimile transmission and confirmed to it at The CIT Group/Sales Financing, Inc., 650 CIT Drive, Livingston, New Jersey 07039, Attention: James J. Egan, Jr., President (facsimile number (201) 740-5410).

     11. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters, the Seller, CIT and CITSF and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

     13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by Representative under this Agreement will be binding upon all the Underwriters.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     15. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Seller, CIT, CITSF and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   THE CIT GROUP SECURITIZATION CORPORATION II

                                   By:________________________________
                                      Name:
                                      Title:

                                   THE CIT GROUP/SALES FINANCING, INC.

                                   By:________________________________
                                      Name:
                                      Title:

                                   THE CIT GROUP HOLDINGS, INC.

                                   By:________________________________
                                      Name:
                                      Title:

The foregoing Underwriting
     Agreement is hereby confirmed
     and accepted as of the date
     first above written:

CS FIRST BOSTON CORPORATION

By:____________________________
   Name:
   Title:

     Acting on behalf of itself
       and as the Representative
       of the several Underwriters.

                                   SCHEDULE I

                                                          Original
                                                          Principal                                            Remittance
Underwriter                                    Class      Balance $         Price %         Price $               Rate%
-----------                                    -----      -----------       ---------       -------------      ----------
CS First Boston Corporation                    A-1        18,132,000        99.743750        18,085,536.75        5.90%

Morgan Stanley & Co. Incorporated              A-1        18,131,000        99.743750        18,084,539.31        5.90%

CS First Boston Corporation                    A-2        17,728,000        99.653125        17,666,506.00        6.00%

Morgan Stanley & Co. Incorporated              A-2        17,728,000        99.653125        17,666,506.00        6.00%

CS First Boston Corporation                    A-3        12,217,000        99.659375        12,175,385.84        6.25%

Morgan Stanley & Co. Incorporated              A-3        12,217,000        99.659375        12,175,385.84        6.25%

CS First Boston Corporation                    A-4        32,600,000        99.190625        32,336,143.75        7.00%

Morgan Stanley & Co. Incorporated              A-4        32,600,000        99.190625        32,336,143.75        7.00%

CS First Boston Corporation                    A-5         7,968,000        99.531250         7,930,650.00        6.95%

Morgan Stanley & Co. Incorporated              A-5         7,968,000        99.531250         7,930,650.00        6.95%

CS First Boston Corporation                    B          10,956,194        99.281250        10,877,446.36        7.65%

Morgan Stanley & Co. Incorporated              B          10,956,000        99.281250        10,877,253.76        7.65%



Total Price to Public:           $ 198,872,238.58
Total Price to Seller:           $ 198,142,147.36
Underwriting Discounts
  and Commissions:               $     730,091.22

                                   SCHEDULE II

      Locations of Chief Executive Offices and Principal Places of Business

The CIT Group Securitization
  Corporation II                                650 CIT Drive
                                                Livingston, NJ 07039-0491

The CIT Group/Sales Financing, Inc.             650 CIT Drive
                                                Livingston, NJ 07039-0491

The CIT Group/Consumer Finance,
  Inc. (NY)                                     650 CIT Drive
                                                Livingston, NJ 07039-0491

                              Locations of Records

The CIT Group Securitization
  Corporation II                                715 South Metropolitan Avenue
                                                Suite 150
                                                Oklahoma City, OK 73124-0610

The CIT Group/Sales Financing, Inc.             715 South Metropolitan Avenue
                                                Suite 150
                                                Oklahoma City, OK 73124-0610

The CIT Group/Consumer Finance,
  Inc. (NY)                                     715 South Metropolitan Avenue
                                                Suite 150
                                                Oklahoma City, OK 73124-0610